Exhibit 21


                                                ILLINOIS CENTRAL CORPORATION
                                               Subsidiaries of the Registrant
                                                  as of December 31, 1996

Name                                                    Place of Incorporation

Subsidiaries included in the financial statements, which are 100% owned:

Illinois Central Railroad Company                                     Delaware
IC Financial Services Corporation                                     Delaware
CCP Holdings, Inc.                                                    Delaware

Subsidiaries that are 100% owned by Illinois Central Railroad Company:

Kensington and Eastern Railroad Company                               Illinois
Mississippi Valley Corporation                                        Delaware
Waterloo Railroad Company                                             Delaware

Subsidiaries that are 100% owned by IC Financial Services Corporation:

IC Leasing Corporation I                                              Nevada
IC Leasing Corporation II                                             Nevada
IC Leasing Corporation III                                            Nevada
IC Terminal Holdings Company                                          Delaware

Subsidiaries that are 100% owned by IC Terminal Holdings Company:

IC RailMarine Terminal Company                                        Delaware
Nordix, Inc.                                                          Delaware
Nordix, Inc.  of Louisiana                                            Louisiana
NPC, Inc.                                                             Louisiana

Subsidiaries that are 100% owned by CCP Holdings, Inc.:

Chicago Central & Pacific Railroad Company                            Delaware
Cedar River Railroad Company                                          Iowa
Iron Horse Properties, Inc.                                           Delaware
Missouri River Bridge Company                                         Delaware

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